Exhibit 10.27

MODIFICATION AGREEMENT

Loan No. 3327114701

THIS MODIFICATION AGREEMENT (“Agreement”) dated as of November 7, 2013 is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company (“Borrower”).

RECITALS

A.	Pursuant to that certain Loan Agreement dated May 10, 2013 (“Loan Agreement”), Lender has made a loan to Borrower in the principal amount of THREE MILLION SIX HUNDRED SEVEN THOUSAND FIVE HUNDRED AND NO/IOOTHS DOLLARS ($3,607,500.00) (“Loan”). The Loan is evidenced by that certain Promissory Note Secured by Mortgage dated May 10, 2013 (“Note”). The Note is secured, in part, by that certain Mortgage and Assignment dated May 10, 2013, from Borrower in favor of Lender, which was recorded on May 13, 2013, in the public records of Hillsborough County, Florida (“Official Records”), as Instrument Number 2013186456 in Book 21874, Pages 1407-1424 (“Mortgage”), encumbering certain real property and improvements located in Hillsborough County, Florida (“Property”), as legally defined therein.

B.	The outstanding principal balance of the Loan is $3,607,500.00.

C.	In connection with the Loan, Michael Cartwright, an individual, Jerrod Menz, an individual, and American Addiction Centers, Inc., a Nevada corporation (collectively “Guarantor”), each guaranteed certain obligations of Borrower under the Note pursuant to a Repayment Guaranty, dated May 10, 2013 (“Guaranty”).

D.	The Note, the Mortgage, the Guaranty, this Agreement, the other documents described in the Note as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”.

E.	The Maturity Date (as defined in the Note) of the Loan is November 10, 2013. Borrower has requested that Lender agree to extend the Maturity Date to February 10, 2014. Lender is prepared to so extend the Maturity Date, subject to the terms and conditions set forth in this Agreement.

F.	By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.	RECITALS; DEFINED TERMS. The foregoing recitals arc incorporated herein by this reference and Borrower hereby acknowledges that such recitals are true and correct in all material respects. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings set forth in the Loan Documents.

2.	CONDITIONS PRECEDENT. The following are conditions precedent to Lender’s obligations under this Agreement:

2.1	Receipt by Lender of an executed original of this Agreement;

2.2	Guarantor shall have consented to the extension of the Maturity Date as provided in this Agreement and shall have reaffirmed its obligations under the Guaranty by each executing the Guarantor’s Consent attached hereto;

2.3	Reimbursement to Lender by Borrower of Lender’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees, and documentation costs and charges, whether such services arc furnished by Lender’s employees or agents or by independent contractors;

2.4	No Default shall have occurred and be continuing;

2.5	The representations and warranties contained in this Agreement are true and correct; and

2.6	All payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents arc true and correct, which representations and warranties shall survive execution of this Agreement.

4.	MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

4.1	The Maturity Date of the Loan, as set forth in Section 1.3 of the Loan Agreement and in Section 5 of the Note, is hereby amended by deleting the reference therein to “November 10, 2013” and substituting therefor a reference to “February 10, 2014”. From and after the date of this Agreement, each reference in the Loan Documents to the “Maturity Date” shall be deemed to refer to February 10, 2014.

5.	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower and of all guarantors of the Loan, and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Lender.

6.	HAZARDOUS MATERIALS. Without in any way limiting any other provision of this Agreement, Borrower expressly reaffirms as of the date hereof, and continuing hereafter: (i) each and every representation and warranty in the Loan Documents respecting “Hazardous Materials”; and (ii) each and every covenant and indemnity in the Loan Documents respecting “Hazardous Materials”.

7.	WAIVERS. In further consideration of Lender entering into this Agreement, Borrower waives, with respect to the Loan, any and all rights to which Borrower is or may be entitled pursuant to any anti deficiency or similar laws which limit, qualify or reduce Borrower’s obligations under the Loan Documents.

8.	NON-IMPAIRMENT; RESERVATION OF RIGHTS. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Documents or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue unmodified and in full force and effect except as expressly modified hereby. Without limiting the generality of the foregoing. Lender’s agreement to extend the Maturity Date of the Loan as provided herein shall not constitute a waiver of Lender’s right to exercise its rights and remedies under the Guaranty, the Note, the Mortgage or the other Loan Documents.

9.	MISCELLANEOUS. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower hereby consents to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

10.	INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

11.	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

“BORROWER”

THE ACADEMY REAL ESTATE, LLC,

a Delaware limited liability company

By:	American Addiction Centers, Inc.,
a Nevada corporation
its sole member

	By:	/s/ Michael T. Cartwright
	Name:	Michael T. Cartwright
	Title:	CEO

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Marcus Di Fiore
Name:	Marcus Di Fiore
Title:	Vice President

GUARANTOR’S CONSENT

Each of the undersigned (collectively, “Guarantor”), consents to the foregoing Modification Agreement and the transactions contemplated thereby, including, without limitation, the extension of the Maturity Date from November 10, 2013 to February 10, 2014 and each reaffirms his or its obligations under that certain Repayment Guaranty (“Guaranty”) dated as of May 10, 2013, and his or its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that his or its obligations under the Guaranty are separate and distinct from Borrower’s obligations.

Dated as of: November     , 2013

“GUARANTOR”

/s/ Michael T. Cartwright
MICHAEL CARTWRIGHT, an individual

/s/ Jerrod Menz
JERROD MENZ, an individual

AMERICAN ADDITION CENTERS, INC.,

a Nevada corporation

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	CEO